EXHIBIT 12.2

                PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED MARCH 31,1999
                            (Thousands Except Ratio)
                                   (Unaudited)



     Operating Income                                 $112,733

     Adjustments
        Income taxes                                    49,732
        Provision for deferred income taxes                (58)
        Deferred investment tax credits                 (1,763)
        Other income and deductions                     (1,440)
        Allowance for borrowed and equity funds
             used during construction                    1,815
                                                    -----------

               Earnings                               $161,019
                                                    ===========


     Fixed Charges:
        Interest on long-term debt                     $28,128
        Interest on short-term debt and other            4,046
        Distributions on Trust Preferred Securities      6,000
                                                    -----------

               Fixed Charges                           $38,174
                                                    ===========


     Ratio of Earnings to Fixed Charges                4.22
                                                    ===========